Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-51671-01 and No. 333-51671) and related Prospectus of Highwoods Properties, Inc. for the registration of up to $830,000,000 of common stock, preferred stock and depositary shares and Highwoods/Forsyth Limited Partnership for the registration of up to $420,000,000 of debt securities. We also consent to the incorporation by reference therein of our reports (a) dated February 20, 1998, with respect to the financial statements and schedule of Highwoods Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 (as amended on Form 10-K/A dated April 29, 1998 and May 19, 1998), (b) dated February 20, 1998, with respect to the financial statements and schedule of Highwoods/Forsyth Limited Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 1997 (as amended on Form 10-K/A dated April 29, 1998 and May 19, 1998), (c) dated January 24, 1997 and January 25, 1997 with respect to the Combined Statements of Revenues and Certain Expenses of Century Center and Anderson Properties, respectively, included in Highwoods Properties, Inc.'s and Highwoods/Forsyth Limited Partnership's Current Reports on Form 8-K dated January 9, 1997 (as amended on Form 8-K/A on February 7, 1997, March 10, 1997 and April 28, 1998) and February 12, 1997, (d) dated January 16, 1998 with respect to the Combined Statements of Revenues and Certain Expenses of Shelton Properties and Riparius Properties and the Statement of Revenues and Certain Expenses of Winners Circle for the year ended December 31, 1996 included in the Current Reports on Form 8-K of Highwoods Properties, Inc. and Highwoods/Forsyth Limited Partnership dated November 17, 1997, and (e) dated January 30, 1998 with respect to the Combined Statement of Revenues and Certain Expenses of Garcia Properties for the year ended December 31, 1997 included in the Current Reports on Form 8-K of Highwoods Properties, Inc. and Highwoods/Forsyth Limited Partnership dated February 4, 1998, all filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

/S/ ERNST & YOUNG LLP




Raleigh, North Carolina
June 8, 1998